Exhibit 10.3

DEFERRED COMPENSATION PLAN FOR DIRECTORS
(Amended and Restated Effective As Of January 1, 2009)

A.            INTRODUCTION

The Deferred Compensation Plan for Directors (the “Plan”) will permit non-employee members (“Directors”) of the Board of Directors (the “Board”) of Mack-Cali Realty Corporation (“Mack-Cali”), on an individual election basis, to defer all of part of the annual retainer compensation they are entitled to as an outside Director of Mack-Cali until such time as the Director incurs a Separation from Service from the Board, or a Change in Control occurs, as described below.

B.            PURPOSE

To provide Directors with maximum opportunity and flexibility in the planning of their personal financial resources and to further align Directors’ interests with those of shareholders.

C.            MANNER OF DEFERRAL OF COMPENSATION

Within 30 days of the time of election to the Board, and prior to the right to receive any Board compensation for the initial elected term, a Director may elect to defer all or a specified portion of the annual retainer to be paid each year for services performed in the future.

An election to defer will be irrevocable for the duration of each calendar year that the Director serves on the Board of Directors.  The Director may modify the existing deferral election or initially make a deferral election (in case of a Director who upon his election chose not to defer) for any future year by written notice to Mack-Cali prior to January 1st of that future year.  In the absence of a modification, the same percentage of compensation shall be deferred for the next year.

The compensation deferred will be credited to the Director’s deferred compensation account 25% each quarter on the related dividend record date for that quarter (the “Deferral Date”).  Such deferred compensation will be prorated for any Director not serving an entire year.

Deferral of compensation shall have no effect on any other compensation-related benefits received by a Director or on any fees for attending meeting.

D.            INVESTMENT IN UNITS BASED ON MACK-CALI STOCK VALUE

All compensation deferred pursuant to the Plan shall be accounted for in the manner set forth below until fully paid to the Director.

The Director’s account will be credited with the hypothetical number of stock units (“Units”), calculated to the nearest thousandths of a Unit, determined by dividing the amount of compensation deferred on the Deferral Date by the closing market price of Mack-Cali Common Stock (par value $.01) as reported on the Consolidated Tape of the New York Stock Exchange listed shares for the Deferral Date.  The Director’s account will also be credited with the number of Units determined by multiplying the number of Units in the Director’s account by any cash dividends declared by the Company on its Common Stock and dividing the product by the closing market price of the Company’s common stock as reported on the Consolidated Tape of the New York Stock Exchange listed shares on the related dividend record date.  Any stock dividends declared by Mack-Cali on its Common Stock shall result in a proportionate increase in Units in the Director’s account as if said Director held shares of Common Stock equal to the number of Units in the Director’s account.

E.             RECAPITALIZATION

If, as a result of recapitalization of Mack-Cali (including stock splits), the Company’s outstanding shares of Common Stock shall be changed into a greater or smaller number of shares, the number of Units credited to a Director’s account shall be appropriately adjusted on the same basis.

F.             PAYMENT OF DEFERRED COMPENSATION

Payment of a Director’s deferred compensation account may only be made after either (i) the Director has incurred a Separation from Service or (ii) there has been a Change in Control of Mack-Cali.  A Director has incurred a Separation from Service when he dies, retires, or otherwise terminates service on the Board, provided, however, that in the case of any Director who becomes a member of the Advisory Council following such separation from the Board, a Separation from Service will be deemed to occur consistent with Treas. Reg. § 409A-1(h)(2).  A Change in Control will be deemed to have occurred on the date that:

(a)           any one person, or more than one person acting as a group, directly or indirectly, acquires ownership of stock of Mack-Cali that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of Mack-Cali;

(b)           any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group), directly or indirectly, ownership of Mack-Cali stock possessing 30% or more of the total voting power of Mack-Cali stock;

(c)           the following individuals cease for any reason to constitute a majority of the number of directors then serving during any 12-month period: individuals who, at the beginning of the 12-month period, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the directors before the date of such appointment or election or whose appointment, election or nomination for election was previously so approved or recommended; or

(d)           any one person or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from Mack-Cali that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of Mack-Cali immediately before such acquisition or acquisitions, other than a sale or disposition by Mack-Cali of such assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by Mack-Cali or by the stockholders of Mack-Cali in substantially the same proportions as the ownership of Mack-Cali immediately prior to such sale.

(e)           The provisions of this paragraph F shall be interpreted to be consistent with the definition of change in ownership or effective control and of change in the ownership of a substantial portion of assets, contained in Treas. Reg. §1.409A-3(i)(5).

Payment will be made in a single lump sum payment in shares of Common Stock in an amount equal to the number of Units in the Director’s account on Separation from Service or a Change in Control but in no event later than the end of the taxable year of the Director or, if later, the 15th day of the third month following Separation from Service or the Change in Control.  With regard to any Director who is a “specified employee,” as defined in Treas. Reg. § 1.409A-1(i), payment will not be made before the first day of the seventh month following the date the Director incurs the Separation from Service.

G.            SURVIVOR PAYOUT

In the event of a Director’s death prior to receiving payment, the value of the Director’s account on the date of the Director’s death shall be determined and paid to the beneficiary(s) designated by the Director (or, failing such designation, to the Director’s estate) in a single lump sum of shares of Common Stock, as soon as practicable after the Director’s death, but in no event later than the end of the taxable year of the Director, or if later, the 15th day of the third month following death.

H.            ASSIGNABILITY

No right to receive payment of deferred compensation shall be transferable or assignable by a participant except by will, by laws of descent and distribution, or to a designated beneficiary, as described in Section G.

I.              AMENDMENT OF THE PLAN

This Plan may be amended, suspended or terminated at any time by the Board of Directors of Mack-Cali.  However, no amendment, suspension or termination of the Plan may, without the consent of a participant, alter or impair any of the rights previously granted under the Plan.